EXHIBIT (1)(m)

                    Resolution of The Board of Directors of
                     The Life Insurance Company of Virginia

                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of The Life Insurance Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account II ("Separate Account II") on August 21, 1986; and

WHEREAS, The Executive Committee of the Board of Directors of the Company, pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account III ("Separate Account III") on February 10, 1987; and

WHEREAS, The Company wishes to establish six additional investment subdivisions of each of the aforesaid separate accounts which will invest in shares of the Global Income Fund and the Value Equity Fund of the GE Investments Funds, Inc., the PBHG Growth II Portfolio and the PBHG Large Cap Growth Portfolio of the PBHG Insurance Series Fund, Inc., and the Growth and Income Portfolio and the Growth Opportunities Portfolio of the Fidelity's Variable Insurance Products Fund III;

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create six additional investment subdivisions of each of the aforementioned separate accounts. Each of the new subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:


INVESTMENT SUBDIVISIONS                    TO BE INVESTED IN:
                                           GE Investment Funds, Inc.
       GEI Global Income                     Global Income Fund
       GEI Value Equity                      Value Equity Fund

                                           PBHG Insurance Series Fund, Inc.
       PIL Growth II                         Growth II Portfolio
       PIL Large Cap Growth                  Large Cap Growth Portfolio

                                           Variable Insurance Products Fund III
       FID Growth and Income                 Growth and Income Portfolio
       FID Growth Opportunities              Growth Opportunities Portfolio


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and


FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


FURTHER RESOLVED, That these resolutions shall take effect as of March 3, 1997.

/s/WILLIAM D. BALDWIN      2/26/97         /s/ROBERT ALLEN BOWEN       2/26/97
----------------------------------         -----------------------------------
William D. Baldwin          Date           Robert Allen Bowen           Date


/s/SELWYN L. FLOURNOY, JR. 2/26/97         /s/H. GAYLORD HODGES, Jr.   2/24/97
----------------------------------         -----------------------------------
Selwyn L. Flournoy, Jr.     Date           H. Gaylord Hodges            Date


/s/LINDA L. LANAM          2/26/97         /s/JOHN J. PALMER           2/21/97
----------------------------------         -----------------------------------
Linda L. Lanam              Date           John J. Palmer               Date


/s/PAUL E. RUTLEDGE III    2/29/97
----------------------------------
Paul E. Rutledge III        Date